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                                                                    EXHIBIT 24.2



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Fleet Home Equity Loan, LLC, a Delaware limited liability company, hereby constitutes and appoints Jeffrey A. Lipson, with full power of substitution and resubstitution, his true and lawful attorney and agent to sign the name of the undersigned Director in the capacity indicated below to the registration statement to which this Power of Attorney is attached as an exhibit, and all amendments (including all post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and the undersigned hereby ratifies and confirms all that said attorney, agent or any of them shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                    Date

/s/ Dean A. Christiansen      Director                 April 30, 2001
------------------------
    Dean A. Christiansen